Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this annual report on Form 20-F of our report dated November 27, 2017 relating to the consolidated financial statements of Tanzanian Royalty Exploration Corporation for the years ended August 31, 2017 and 2016, which appears in Tanzanian Royalty Exploration Corporation’s Annual Report on Form 20-F for the year ended August 31, 2017.

/s/ DMCL LLP

DALE MATHESON CARR-HILTON LABONTE LLP

Chartered Professional Accountants

Vancouver, Canada

November 29, 2017